                                                     REGISTRATION NO. __________
    As filed with the Securities and Exchange Commission on February 7, 2000
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                      -----------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                      -----------------------------------

                         FOUNTAIN PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)

               DELAWARE                                          62-1386759
    ------------------------------                          -------------------
      (State or jurisdiction of                              (I.R.S. Employer
    incorporation or organization)                          Identification No.)

       7279 BRYAN DAIRY ROAD                                       33777
          LARGO, FLORIDA                                        ----------
----------------------------------------                        (Zip Code)
(Address of principal executive offices)

                      -----------------------------------

                         FOUNTAIN PHARMACEUTICALS, INC.
                             1998 STOCK OPTION PLAN
                            (Full title of the plan)

                      ------------------------------------

                               GERALD T. SIMMONS
                             7279 BRYAN DAIRY ROAD
                              LARGO, FLORIDA 33777

                      ------------------------------------

                          COPIES OF COMMUNICATIONS TO:
                           STEPHEN M. COHEN, ESQUIRE
                  BUCHANAN INGERSOLL PROFESSIONAL CORPORATION
               ELEVEN PENN CENTER, 14TH FLOOR, 1835 MARKET STREET
                          PHILADELPHIA, PA 19103-2985
                                 (215) 665-8700

                      ------------------------------------

                        CALCULATION OF REGISTRATION FEE


                                                         Proposed Maximum          Proposed Maximum
Title of Securities To Be         Amount To Be         Offering Price Per         Aggregate Offering         Amount of
       Registered                Registered(1)              Share(2)                    Price(2)         Registration Fee(3)
-------------------------      ----------------        ------------------         ------------------     -------------------
Common Stock (par value        535,380 Shares                  $0.56                  $299,812.80              $83.35
$0.001 per share)

                                                        Proposed Maximum           Proposed Maximum
Title of Securities To Be         Amount To Be         Offering Price Per         Aggregate Offering          Amount of
      Registered                 Registered(1)              Share(2)                    Price(2)          Registration Fee(3)
-------------------------      ----------------        ------------------         ------------------      -------------------
Common Stock (par value        201,000 Shares                 $0.625                  $125,625.00              $34.92
$0.001 per share)

                                                       Proposed Maximum            Proposed Maximum
Title of Securities To Be        Amount To Be         Offering Price Per          Aggregate Offering          Amount of
       Registered                Registered(1)              Share(2)                    Price(3)          Registration Fee(3)
-------------------------      ----------------       ------------------          ------------------      -------------------
Common Stock (par value        13,620 Shares                   $0.26                    $3,541.20              $0.98
$0.001 per share)

(1) The provisions of Rule 416 of the Securities Act of 1933, as amended, shall apply to the number of shares registered on this Registration Statement and shall automatically increase or decrease as a result of stock splits, stock dividends or similar transactions.
(2) In accordance with Rule 457(h), such price is the price at which the options with respect to such shares may be exercised.
(3) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, as amended. In accordance with Rule 457(h) of the Securities Act of 1933, as amended, such price is the average of the high and low sale prices for the Common Stock as quoted on the OTC Bulletin Board on February 3, 2000.
================================================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         This Registration Statement relates to the Fountain Pharmaceuticals, Inc. 1998 Stock Option Plan (the "Plan"). Fountain Pharmaceuticals, Inc. ("Fountain"), a Delaware corporation, is sometimes referred to herein as the "Company" or the "Registrant."

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The Registrant hereby incorporates herein by reference into this Registration Statement the documents listed in (a) through (c) below. The Registrant also incorporates all documents subsequently filed by it with the Securities and Exchange Commission (the "Commission") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

         (a) The latest annual report of the Company filed on Form 10-KSB for the fiscal year ended September 30, 1999;

         (b) All other reports, if any, filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above including, but not limited to, the Company's quarterly report filed on Form 10-QSB for the periods ended March 31, 1999 and June 30, 1999; and

         (c) The description of the capital stock of the Company, par value $0.001 per share, as set forth in the Company's Form 8-A filed with the Commission on March 23, 1990 under Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

         All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement, which indicate that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his or her conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his or her duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director actually and reasonably incurred.

         The Fifth Article of the Company's Restated Certificate of Incorporation provides for the indemnification of directors, officers and employees of the Company within the limitations of Section 145.

         In accordance with Section 102(b)(7) of the DGCL, the Sixth Article of the Company's Restated Certificate of Incorporation provides that directors shall not be personally liable for monetary damages for breaches of their fiduciary duty as directors, except for (i) breaches of their duty of loyalty to the Company or its Stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, (iii) certain transactions under Section 174 of the DGCL (unlawful payment of dividends or unlawful stock purchases or redemptions), or (iv) transactions from which a director derives an improper personal benefit. The effect of the provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any actions involving gross negligence.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

ITEM 8.  EXHIBITS

         The following is a complete list of exhibits filed as part of this Registration Statement, which are incorporated herein by reference:


EXHIBIT
NUMBER     DESCRIPTION                                    METHOD OF FILING
4.1        Fountain Pharmaceuticals, Inc.                 Incorporated herein by reference from the
           1998 Stock Option Plan                         Company's Definitive Information Statement on
                                                          Schedule 14C filed on July 1, 1999.

5.1        Opinion of Buchanan Ingersoll Professional     Filed herewith.
           Corporation.

23.1       Consent of Buchanan Ingersoll Professional     See Exhibit 5.1 hereof.
           Corporation.

23.2       Consent of Aidman, Piser & Company, P.A.       Filed herewith.

-----------------------------

ITEM 9.  UNDERTAKINGS

         (a) The undersigned company hereby undertakes:

             (1) To file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

             (2) That, for the purpose of determining any liability under the
                 Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Largo, State of Florida, on the 28th day of January, 2000.

                                     FOUNTAIN PHARMACEUTICALS, INC.

                                     By: /s/ Gerald T. Simmons
                                         -------------------------------------
                                         Gerald T. Simmons
                                         President and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Gerald T. Simmons, such person's true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for such person and in such person's name, place and stead, in any and all amendments (including post-effective amendments to this Registration Statement) and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on January 28, 2000.

Date: January 28, 2000         By: /s/ Joseph S. Schuchert, Jr.
                                   -------------------------------------------
                                   Joseph S. Schuchert, Jr.
                                   Chairman and Director

Date: January 28, 2000         By: /s/ James E. Fuchs
                                   -------------------------------------------
                                   James E. Fuchs
                                   Secretary and Director

Date: January 28, 2000         By: /s/ John C. Walsh
                                   -------------------------------------------
                                   John C. Walsh
                                   Director

Date: January 28, 2000         By: /s/ Christopher Brown
                                   -------------------------------------------
                                   Dr. Christopher Brown
                                   Director

Date: January 28, 2000         By: /s/ Carol A. Rae
                                   -------------------------------------------
                                   Carol A. Rae
                                   Director

                                 EXHIBIT INDEX


EXHIBIT
NUMBER    DESCRIPTION                                      METHOD OF FILING
4.1       Fountain Pharmaceuticals, Inc.                   Incorporated herein by reference from the
          1998 Stock Option Plan                           Company's Definitive Information Statement on
                                                           Schedule 14C filed on July 1, 1999.

5.1       Opinion of Buchanan Ingersoll Professional       Filed herewith.
          Corporation.

23.1      Consent of Buchanan Ingersoll Professional       See Exhibit 5.1 hereof.
          Corporation.

23.2      Consent of Aidman, Piser & Company, P.A.         Filed herewith.